Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2023, with respect to the consolidated financial statements of Cambium Networks Corporation, incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois

March 1, 2023